Exhibit 15.3

SRK Consulting Suites 7-9, Level 6 141 Queen Street, Brisbane QLD 4000, Australia

GPO Box 1881, Brisbane QLD 4001, Australia

Email: brisbane@srk.com.au www.srk.com.au

Tel: 61 7 3832 9999 Fax: 61 7 3832 9330
To the Board of Directors of
Vale S.A. (“Vale”)
Ladies and Gentlemen:
SRK Consulting (Australia) Pty Ltd hereby consents to (a) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2009 (the “2009 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2009 20-F into the Registration Statements on Form F-3 of: Vale and Vale Overseas Limited (File Nos. 333-162822 and 333-162822-01); Vale and Vale Capital II (File Nos. 333-160448 and 333-160448-01); and Vale and Vale Capital Limited (File Nos. 333-143857 and 333-143857-01).
Very truly,
NEVILLE TERRY
Principal Consultant (Mining)
Date: 21st April 2010

SRK Consulting (Australasia) Pty Ltd Reg’d No ABN 56 074 271 720 Trading as SRK Consulting	Group Offices: Africa Asia Australia Europe North America South America Vale Letter Consent SRK april 2010	Australian Brisbane Melbourne Newcastle Perth Sydney	Offices: 61 7 3832 9999 61 3 8677 1900 61 2 4922 2100 61 8 9288 2000 61 2 8079 1200